EXHIBIT 23(b)









                              April 24, 1996



Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264





          Reed W. Ferrill & Associates, Inc. consents to the use of its name and its reports dated January 22, 1996 entitled "Columbus Energy Corp., Reserve and Revenue Forecast as of November 30, 1995, Constant Prices and Costs" in whole or in part, by Columbus Energy Corp. (Columbus) in this Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".



                              for and on behalf of
                              Reed W. Ferrill & Associates, Inc.



                              Reed W. Ferrill
                              ----------------------------------------
- -
                              Reed W. Ferrill
                              President


RWF/mlb